Exhibit 10.44

FIFTH AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is entered into as of November 5, 2015 and made by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), BANK OF AMERICA N.A., as Administrative Agent (“Agent”) L/C Issuer and Lender, and BROWN BROTHERS HARRIMAN & CO. (“BBH”).

Background

The Borrower, the Agent and BBH entered into a Second Amended and Restated Credit Agreement dated as of March 29, 2013, as amended by First Amendment to Second Amended and Restated Credit Agreement dated May 30, 2013 with an effective date as of April 30, 2013, as amended by Second Amendment to Second Amended and Restated Credit Agreement and Waiver dated October 31, 2013, as amended by Third Amendment to Second Amended and Restated Credit Agreement dated April 24, 2015, as amended by Fourth Amendment to Second Amended and Restated Credit Agreement dated June 30, 2015 (collectively, the “Original Credit Agreement”). Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement. The Borrower has requested that the Agent and the Lenders amend the Minimum Fixed Charge Coverage Ratio for the December 31, 2015 test date and decrease the Revolving Credit Commitment availability for a period. The Original Credit Agreement, as amended by this Fifth Amendment, as further amended, modified or supplemented from time to time, is referred to herein as the “Credit Agreement”.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1.                  Amendment. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 2 below, the following amendments shall be incorporated into the Original Credit Agreement:

(A) Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended to add the following definitions:

“Fifth Amendment Effective Date” means November 5, 2015.

“Revolving Credit Commitments Reset Date” means the first date on which each of the following conditions are satisfied:

(a) the Borrower has delivered the financial statements required under Section 6.01(b) and a compliance certificate required under Section 6.02(a), each for the fiscal quarter ending June 30, 2016; and

(b) no Default or Event of Default has occurred and is continuing.

“Revolving Loan Limited Borrowing Period” has the meaning specified in Section 2.01(b).

(B) Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Commitments” in its entirety and replacing it with the following in lieu thereof:

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(ii) and (b) purchase participations in L/C Obligations , in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving Credit Commitments on the Fifth Amendment Effective Date is $25,000,000 which amount may be reduced from time to time in accordance with the terms of this Agreement and is limited during the Revolving Loan Limited Borrowing Period.

(C) Section 2.01 (b), “The Revolving Credit Borrowings” of the Original Credit Agreement is hereby amended by deleting the text therein contained in its entirety and replacing it with the following in lieu thereof:

“(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that the maximum aggregate amount available for advances of the Revolving Credit Commitments for the period (the “Revolving Loan Limited Borrowing Period”) commencing on the Fifth Amendment Effective Date and ending on the Revolving Credit Commitments Reset Date shall be in an aggregate amount of $10,000,000, and provided further that, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings, shall not exceed the Revolving Credit Facility or, if during the Revolving Loan Limited Borrowing Period, shall not exceed an aggregate of $10,000,000 and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment or, if during the Revolving Loan Limited Borrowing Period, shall not exceed such Revolving Credit Lender’s Applicable Revolving Credit Percentage of an aggregate of $10,000,000. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, including, without limitation, any voluntary or automatic reduction thereof, as provided under Section 2.06, and the limitation during the Revolving Loan Limited Borrowing Period, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be LIBOR Daily Floating Rate Loans or Eurodollar Rate Loans, as further provided herein.”

(D) Section 2.09 (a), “Fees” of the Original Credit Agreement is hereby amended by deleting the text therein contained in its entirety and replacing it with the following in lieu thereof:

“(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to one-half of one percent (0.50%) per annum times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and, in the case of the commitment fee with respect to the Revolving Credit Facility, on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears.”

(E) Section 7.11(b), “Financial Covenants; Minimum Fixed Charge Coverage Ratio” of the Original Credit Agreement is hereby amended by deleting the text therein contained in its entirety and replacing it with the following in lieu thereof:

“Minimum Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter, the ratio of (i) consolidated Adjusted EBITDA of the Borrower and its Subsidiaries (for the avoidance of doubt, excluding HART) for the four-quarter period ending on the last day of such fiscal quarter, minus, (x) aggregate cash capital expenditures, minus (y) cash taxes paid, each of (x) and (y) for the four-quarter period ending on the last day such fiscal quarter, to (ii) the current portion of Funded Debt other than the Total Revolving Credit Outstandings, as of the last day of such fiscal quarter, plus (without duplication) Interest Expense during such trailing four (4) fiscal quarters, to be less than 1.25:1.00 for each of the trailing four fiscal quarters ending March 31, 2016 and to be less than 1.50:1.00 for each of the trailing four quarters thereafter, provided that, notwithstanding the forgoing, there will be no test for the Fixed Charge Coverage Ratio for the period ending December 31, 2015.”

2.                  Conditions Precedent. The provisions of this Fifth Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)                the Borrower shall have delivered to the Agent a fully executed counterpart of this Fifth Amendment;

(b)               the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof;

(c)                the Borrower shall have paid to the Agent for the pro rata account of the Lenders an amendment fee in the aggregate amount of $18,800; and

(d)               the Lenders shall have indicated their consent and agreement by executing this Fifth Amendment.

3.                  Miscellaneous.

(a)                Ratification. The terms and provisions set forth in this Fifth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Fifth Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Fifth Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)               Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Loan Documents, after giving effect to this Fifth Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent and the Lenders that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority. All representations and warranties made in this Fifth Amendment shall survive the execution and delivery of this Fifth Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c)                Reference to Agreement. Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d)               Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Fifth Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(e)                Severability. Any provision of this Fifth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Fifth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)                Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(g)               Successors and Assigns. This Fifth Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h)               Counterparts. This Fifth Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i)                 Effect of Waiver. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j)                 Headings. The headings, captions, and arrangements used in this Fifth Amendment are for convenience only and shall not affect the interpretation of this Fifth Amendment.

(k)               FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)).

(l)                 ENTIRE AGREEMENT. THIS FIFTH AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

BORROWER

HARVARD BIOSCIENCE, INC.

By:/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: CFO

AGENT

BANK OF AMERICA, N.A., as Agent

By: /s/ Renee Marion
Name: Renee Marion
Title: Assistant Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender

By: /s/ Peter McCarthy
Name: Peter McCarthy
Title: SVP

BROWN BROTHERS HARRIMAN & CO., as a Lender

By: /s/ Daniel G. Head, Jr.
Name: Daniel G. Head, Jr.
Title: Senior Vice President